EXHIBIT 5.1

June 12, 2008

Adolor Corporation

700 Pennsylvania Drive

Exton, Pennsylvania 19341

Re:	1,600,000 Shares of Common Stock, Par Value $.0001, of Adolor Corporation

Gentlemen and Ladies:

We have acted as counsel to Adolor Corporation, a Delaware corporation (the “Company”), in connection with the issuance by the Company of an additional 1,600,000 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (“Common Stock”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Adolor Corporation Amended and Restated 2003 Stock-Based Incentive Compensation Plan (formerly known as the Adolor Corporation 2003 Stock-Based Incentive Compensation Plan), as amended (the “Plan”).

We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to render this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that:

(1) the Shares have been duly and validly authorized by the Company; and

(2) upon exercise of stock options and issuance of the Shares underlying such stock options, in accordance with the terms of the Plan and delivery of such Shares to the purchasers thereof against payment of the exercise price therefor, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations promulgated by the Securities and Exchange Commission.

Very truly yours,

/s/ DECHERT LLP